Exhibit 5.2

[Fox Rothschild LLP Letterhead]

January 31, 2017

Entellus Medical, Inc.

3600 Holly Lane, Suite 40

Plymouth, Minnesota 55447

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the proposed issuance and sale of up to 2,883,030 shares of common stock, par value $0.001 per share (“Common Stock”), including up to 529,500 shares that may be sold pursuant to the exercise of an over-allotment option (the “Company Shares”), by Entellus Medical, Inc., a Delaware corporation (the “Company”), and the sale of up to 1,176,470 shares of Common Stock (the “Selling Stockholder Shares”), by certain stockholders of the Company, pursuant to a registration statement on Form S-3 (File No. 333-209905) (the “Registration Statement”) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”). The Company has provided us with a base prospectus dated March 16, 2016 (the “Base Prospectus”), a preliminary prospectus supplement dated January 25, 2017 filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act, and a prospectus supplement dated January 25, 2017 filed with the Commission pursuant to Rule 424(b) of the Securities Act (together with the Base Prospectus, the “Prospectus”). Various matters concerning the Company Shares are addressed in the opinion of Latham & Watkins LLP, which has been filed as a separate exhibit to the Company’s Current Report on Form 8-K filed with the Commission on January 31, 2017 (the “Form 8-K”). We express no opinion with respect to those matters herein.

In connection with this opinion, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon certificates of the officers of the Company and have not sought to independently verify such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the authenticity of the originals of such latter documents; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or other state law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that the Selling Stockholder Shares are validly issued, fully paid and nonassessable.

This opinion is rendered only to you and is solely for your benefit in connection with the Registration Statement and the offer and sale of the Selling Stockholder Shares and may be relied upon by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We hereby consent to the filing of this opinion as an exhibit to the Form 8-K and to the reference to our firm under the caption “Legal Matters” in the Prospectus which forms part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ FOX ROTHSCHILD LLP